EXHIBIT 10.3

                     AMENDED AND RESTATED SECURITY AGREEMENT

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is entered into this 29th day of March, 2006 by and between ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation ("Debtor"), and MERCANTILE BANK ("Secured Party").

                           1.   SECURITY INTEREST

     To secure payment and performance of the Obligations (as defined below), Debtor grants Secured Party a security interest in all of the property described below in which Debtor has or acquires an interest, wherever located, whether now owned or hereafter acquired, ("Collateral"):

          (a) All of the silver coins recovered by Debtor from the shipwreck known as "SS Republic" as specifically listed on Schedule 1 attached hereto, together with additions (the "Coins");

          (b) All accounts, contract rights, documents, chattel paper (including electronic chattel paper), instruments, and general intangibles, and all returned or repossessed goods arising from sales of the Coins (the "Accounts");

          (c) All proceeds of insurance policies insuring any of the Coins against loss (whether or not the Secured Party is a loss payee or additional insured thereof) and any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the Coins;

          (d) All salvage rights of the Debtor with respect to its services in recovering the Coins;

          (e) All equipment, fixtures, and inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor's business), including all spare and repair parts, special tools, equipment and replacements for any of the foregoing, and any software embedded therein or related thereto;

          (f) All financial assets, investment property, securities (whether certificated or uncertificated, and including investment company securities), security entitlements, securities accounts, commodity contracts, and commodity accounts, including all substitutions and additions thereto, and all dividends, distributions and sums distributable or payable from, upon or in respect of such property;

          (g)  All commercial tort claims;

          (h)  All deposit accounts of Debtor maintained by Secured Party;

          (i)  All letter-of-credit rights; and


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          (j)  All supporting obligations that support the payment or performance of any of the foregoing ("Supporting Obligations");

          (k) All additions and accessions to, all proceeds, products, offspring and profits of, and all rights and privileges incident to, any of the foregoing.

          The term "Obligations" is used herein in its most comprehensive sense and includes (without limitation) any and all present and future debts, obligations and liabilities of Debtor to Secured Party pursuant to that certain Amended and Restated Revolving Credit Agreement of even date herewith (the "Loan Agreement") between Debtor and Secured Party, as the same may be amended, renewed, modified or extended from time to time, and any and all other debts, obligations, and liabilities of Debtor to Secured Party, heretofore, now or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, whether Debtor is liable individually or jointly with others, whether for principal, interest or other debts, obligations or liabilities, and whether or not any or all such debts, obligations and liabilities are or become barred by any statute of limitations or otherwise unenforceable, including (without limitation) all obligations of Debtor under this Agreement, all obligations with respect to overdrafts in deposit accounts, letters of credit and bankers' acceptances, and interest rate swap, cap, floor, collar, option and other derivative transactions, and including any of the foregoing that arise after the filing of a petition by or against Debtor under the United States Bankruptcy Code.

                         2.   DEBTOR'S WARRANTIES

     Debtor warrants to Secured Party that while any of the Obligations are unpaid:

          (a) Ownership. Debtor is the owner of the Collateral free of all encumbrances and security interests except Secured Party's security interest and Permitted Liens, as defined in the Loan Agreement.

          (b) Other Financing. Unless waived by Secured Party in writing, no financing statement (other than Secured Party's) is on file covering the Collateral or its products or proceeds.

          (c) Documents. If Collateral is represented or covered by documents of title, Debtor is the owner of the documents, free of all encumbrances and security interests other than Secured Party's security interest.

          (d) Sale of Goods. Each account and chattel paper constituting Collateral arose from a bona fide sale of goods, which have been delivered or shipped to the account debtor and for which Debtor has genuine invoices, shipping documents or receipts.



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          (e)  Enforceability.  Each account, contract right and chattel paper constituting Collateral is genuine and (except as disclosed to Secured Party in writing) enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by Debtor to Secured Party as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor (except as disclosed to Secured Party in writing) has any account debtor returned the goods or disputed its liability. There has been no default as of the date of this Agreement according to the terms of any Accounts or Supporting Obligation and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment. As of the date of this Agreement Debtor has no notice or knowledge of anything which might impair the credit standing of any account debtor.

          (f) Authority to Contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Debtor's articles of incorporation or bylaws or any agreement or restriction to which Debtor is a party or is subject.

          (g) Accuracy of Information. All information, certificates or statements given to Secured Party pursuant to this Agreement shall be true and complete in all material respects when given, except to the extent that such information, certificate or statement is expressly given as of an earlier date.

          (h) Form of Organization; Names and Addresses. Debtor is a corporation organized under the laws of the State of Nevada. The name of Debtor set forth in this Agreement is the correct and exact name of Debtor as it appears in the offices of the Nevada Secretary of State. Debtor does not do business under any other name. The address appearing below Debtor's signature is Debtor's chief executive office. Debtor shall advise Secured Party in writing at least thirty (30) days before any change of name, identity, form of organization, state of organization, or chief executive office. The address where the Coins will be kept is set forth in Schedule 2. No Coins will be kept at any other location without the prior written consent of Secured Party, but the parties intend that the Coins, wherever located, are covered by this Agreement.

          (i) Environmental Laws. (i) To the knowledge of Debtor, no substances or materials have been, are or will be stored, deposited, treated, recycled or disposed of on, under or at any real estate now or at any time owned or occupied by Debtor ("Property") which substances or materials, if known to be present on, at or under the Property, would require cleanup, removal or some other remedial action under any federal, state or local laws, regulations, ordinances, codes or rules relating to the discharge of air pollutants, water pollutants, or process wastewater or otherwise relating to hazardous or toxic substances or materials ("Environmental Laws"), (ii) To the knowledge of Debtor, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Debtor to damages, penalties, injunctive relief or cleanup costs under Environmental Laws, and (iii) Debtor is not subject to any judgment, decree, order or citation relating to or arising out of Environmental Laws.


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                         3.   SALE AND COLLECTIONS

          (a) Proceeds of Collateral. So long as no default exists under any of the Obligations or this Agreement, Debtor may sell the Coins and other inventory in the ordinary course of Debtor's business for cash or on terms approved by Secured Party (which approval shall not be unreasonably withheld, conditioned or delayed). So long as no default exists under any of the Obligations or this Agreement, Debtor may sell the Coins in the ordinary course of Debtor's business for cash or on terms approved by Secured Party (which approval shall not be unreasonably withheld, conditioned or delayed), at sales prices not less than the full appraised values as set forth on
Schedule 1. The aggregate sales proceeds of all Coins shall be applied to reduce on a dollar-for-dollar basis the amount of the Commitment (as defined in the Loan Agreement), which Commitment comprises a portion of the Obligations secured hereby, unless Debtor provides to Secured Party within five (5) days after the closing of such sale substitution Coin(s), acceptable to Secured Party, which have an appraised value equal to or greater than the Coins which were sold. All sales of Coins made in accordance with all of the above terms and conditions shall be consummated free from any security interest of Secured Party in accordance with the Florida Uniform Commercial Code.

          (b) Verification and Notification. Secured Party may verify accounts, chattel paper and contract rights in any manner, and Debtor shall assist Secured Party in so doing. Secured Party may at any time and Debtor shall, upon request of Secured Party, notify the account debtors to make payment directly to Secured Party and Secured Party may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors. Until account debtors are otherwise notified, Debtor, as agent of Secured Party, shall make collections on the Collateral.

                          4.   DEBTOR'S COVENANTS

     Debtor agrees:

          (a) Maintenance of Collateral. Debtor shall: maintain the Collateral in salable condition and not permit its value to be materially impaired; keep it free from all liens, encumbrances and security interests (other than Secured Party's security interest and Permitted Liens (as defined in the Loan Agreement)); defend it against all claims and legal proceedings by persons other than Secured Party; pay and discharge when due all taxes, license fees, levies and other charges upon it, other than for amounts contested in good faith by appropriate proceedings; not sell, lease, license or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales of Coins authorized as provided in this Agreement; not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments and chattel paper, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not release Debtor from any of the Obligations.

          (b) Insurance. Unless otherwise agreed in writing by Secured Party, Debtor shall keep the Collateral and Secured Party's interest in it insured under policies with such provisions, for such amounts and by such insurers as shall satisfy the requirements of the Loan Agreement. Debtor

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assigns (and directs any insurer to pay) to Secured Party the proceeds of all such insurance and any premium refund, and authorizes Secured Party to endorse in the name of Debtor any instrument for such proceeds or refunds and, at the option of Secured Party, to apply such proceeds and refunds to any unpaid balance of the Obligations whether or not due, and/or to restoration of the Collateral, returning any excess to Debtor. Secured Party is authorized, in the name of Debtor or otherwise, to make, adjust, settle claims under and/or cancel any insurance on the Collateral.

          (c) Maintenance of Security Interest. Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Secured Party. Debtor will cooperate with Secured Party in obtaining a Collateral Control Agreement in form and substance satisfactory to Secured Party with respect to Collateral in the custody of any third party.

          Debtor shall pay all expenses and, upon request, execute and deliver any further documents and take any further actions reasonably deemed advisable by Secured Party to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce Secured Party's interest in it or rights under this Agreement.

          (d) Collateral Records and Statements. Debtor shall keep accurate and complete records respecting the Collateral in such form as Secured Party shall reasonably request. At such times as Secured Party may require, Debtor shall furnish to Secured Party a statement certified by Debtor and in such form and containing such information as may be prescribed by Secured Party, showing the current status and value of the Collateral.

          (e) Inspection of Collateral. At reasonable times and in a manner that will not unreasonably interfere with normal business operations, Secured Party may examine the Collateral and Debtor's records pertaining to it, wherever located, and make copies of records. Debtor shall assist Secured Party in so doing.

          (f) Chattel Paper. Chattel Paper constituting Collateral shall be on forms approved by Secured Party. Debtor shall promptly mark all such chattel paper, and all copies, to indicate conspicuously the Secured Party's interest and, upon request, deliver them to Secured Party.

          (g) Modifications. Without the prior written consent of Secured Party (which consent will not be unreasonably withheld, conditioned or delayed), Debtor shall not alter, modify, extend, renew or cancel any Collateral.

          (h) Returns and Repossessions. Debtor shall promptly notify Secured Party of the return to or repossession by Debtor of any Collateral and Debtor shall hold and dispose of them only as Secured Party directs.


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          (i)  Taxes and Other Charges.  Debtor shall pay and discharge all lawful taxes, assessments and governmental charges upon Debtor or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Debtor.

                         5.   RIGHTS OF SECURED PARTY

          (a) Authority to Perform for Debtor. If Debtor fails to act as required by this Agreement or the Obligations, Secured Party is authorized, in Debtor's name or otherwise, to take any such action including, without limitation, signing Debtor's name or paying any amount so required, and the cost shall be one of the Obligations secured hereby and shall be payable by Debtor upon demand with interest from the date of payment by Secured Party at the highest rate then payable on the Obligations.

          (b) Charging Debtor's Credit Balance. Without limiting the generality of Section 1 above, Debtor grants Secured Party, as security for the Obligations, a security interest and lien in any credit balance and other money now or hereafter owed Debtor by Secured Party, including deposit accounts and certificates of deposit, and, in addition, agrees that Secured Party may, without prior notice or demand, charge against any such credit balance or other money any amount owing upon the Obligations, whether due or not.

          (c) Power of Attorney. Debtor irrevocably appoints any officer of Secured Party as Debtor's attorney, with power (exercisable at any time after default) to receive, open and dispose of all mail addressed to Debtor; to notify the Post Office authorities to change the address for delivery of all mail addressed to Debtor to such address as Secured Party may designate; and to endorse the name of Debtor upon any instruments which may come into Secured Party's possession.

          The power of attorney created by this section 5(c) is coupled with an interest and may not be revoked by Debtor. All acts of such attorney are ratified and approved. Such attorney is not liable for any act or omission or for any error of judgment or mistake of fact or law taken without willful misconduct.

          (d) Nonliability of Secured Party. Secured Party has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Debtor releases Secured Party from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except Secured Party's willful misconduct.

          (e) Financing Statements. Debtor authorizes Secured Party to prepare and file financing statements describing the Collateral in such jurisdictions as Secured Party deems appropriate.

          (f) No Waiver. No delay on the part of the Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies

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herein specified are cumulative and not exclusive of any rights or remedies which the Secured Party would otherwise have.

                                 6.   DEFAULT

     Upon the occurrence of any Event of Default, as defined in Article 8 of the Loan Agreement or any other default under any instrument, document or agreement evidencing or governing any of the Obligations, all of the Obligations shall, at the option of Secured Party and without notice or demand, become immediately payable; and Secured Party shall have all rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law and the Obligations. With respect to such rights and remedies:

          (a) Repossession. To the extent permitted by applicable law, Secured Party may enter into premises where any Collateral may be located, and may take possession of Collateral, all without notice or hearing.

          (b) Assembling Collateral. Secured Party may require Debtor to assemble the Collateral and to make it available to Secured Party at any convenient place designated by Secured Party. It is agreed that Secured Party will not have an adequate remedy at law if this obligation is breached, and accordingly that Debtor's obligation to assemble Collateral shall be specifically enforceable.

          (c) Notice of Disposition. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice.

          (d) Disposition. Secured Party may sell Collateral on credit (and reduce the Obligations only when payment is actually received from the buyer) at wholesale and with or without an agent or broker; and Secured Party may but need not complete, process or repair any Collateral prior to disposition.

          (e) Expenses and Application of Proceeds. Debtor shall reimburse Secured Party for any expense incurred by Secured Party in protecting or enforcing its rights under this Agreement before and after judgment including, without limitation, reasonable attorneys' fees and legal expenses and all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral. After deduction of such expenses, Secured Party may apply the proceeds of disposition to the other Obligations in such order and amounts as it elects, subject only to section 3(a) above.

          (f) Waiver. Secured Party may permit Debtor to remedy any default without waiving the default so remedied, and Secured Party may waive any default without waiving any other subsequent or prior default by Debtor.

          (g) No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations,

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all without affecting Secured Party's rights against Debtor.  Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

          (h) Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered adversely to affect the commercial reasonableness of any such disposition.

          (i) Warranties. Secured Party may sell or otherwise dispose of Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like, all without being deemed to have impaired the commercial reasonableness of any disposition of Collateral.

          (j) Sales on Credit. If Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of such resale.

          (k) No Marshalling. Secured Party shall have no obligation to marshal any assets for the benefit of Debtor or any third party.

                              7.   PERSONS BOUND

     This Agreement benefits Secured Party, its successors and assigns, including every holder or owner of any of the Obligations, binds the Debtor(s) and their respective heirs, personal representatives and successors, and shall bind all persons who become bound as a Debtor to this Agreement. Debtor may not assign this Security Agreement without the prior written consent of Secured Party.

                             8.   INTERPRETATION

     The validity, construction and enforcement of this Agreement are determined and governed by the internal laws of the State of Florida. All terms not otherwise defined have the meanings assigned to them by Articles 1 and 9 of the Uniform Commercial Code of the State of Florida, as it may be amended, reenacted or otherwise in effect from time to time. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement supplements, and does not supersede or replace, any previous security agreement between Debtor and Secured Party. In the event of inconsistency, this Agreement shall control. Any amendment or modification of this Security Agreement must be made in writing and signed by Secured Party and Debtor.

                         9.   CONSENT TO JURISDICTION

     Debtor hereby consents to the exclusive jurisdiction of any state or federal court situated in Hillsborough County, Florida, and waives any objection based on lack of personal jurisdiction, improper venue or forum non

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conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement, any Collateral, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Debtor waives personal service of any and all process, and consents to all such service of process made by mail or by messenger directed to the address specified below. Nothing herein shall affect the Secured Party's right to serve process in any manner permitted by law, or limit the Secured Party's right to bring proceedings against Debtor or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

                           10.  WAIVER OF JURY TRIAL

     Debtor hereby waives any and all right to trial by jury in any action or proceeding relating to this Agreement, any Collateral, or any document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Debtor represents that this waiver is knowingly, willingly and voluntarily given.

                         11.  LIMITATION OF LIABILITY

     Debtor hereby waives any right it may now or hereafter have to claim or recover from the Secured Party any consequential, exemplary or punitive damages.

                        12.  AMENDMENT AND RESTATEMENT

     This Agreement amends and restates in its entirety that certain Security Agreement dated April 21, 2005 between Debtor and Secured Party.

     IN WITNESS WHEREOF, this Agreement is executed by the Debtor as of the date first above written.

                                       DEBTOR:

                                       ODYSSEY MARINE EXPLORATION, INC.,
                                       a Nevada corporation


                                       By:   /s/ Michael Holmes
                                       Name: Michael Holmes
                                       Title:  Chief Financial Officer

                                       Address:  5215 West Laurel Street
                                                 Tampa, Florida  33607








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                                   SCHEDULE 1

                                     COINS

                                   (ATTACHED)










                                   SCHEDULE 2


Address(es) where collateral will be kept:

                              1500 Independence Blvd.
                              Sarasota, Florida 342301

as provided for in that certain Collateral Control Agreement entered into between and among the Debtor, the Secured Party, and Numismatic Guaranty Corporation of America.